Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports with respect to the financial statements and financial highlights of each of the funds comprising MainStay Funds Trust and The MainStay Funds, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectus, and on the cover of and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
August 26, 2022